Platform
DIGITAL™

Global. Connected. Sustainable.

4Q 19

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Fourth Quarter 2019

Financial Supplement
Corporate Information	Fourth Quarter 2019

Corporate Profile
Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of December 31, 2019, the company's 225 data centers, including 41 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 30.4 million square feet, excluding approximately 4.5 million square feet of space under active development and 1.8 million square feet of space held for future development, located throughout North America, Europe, Latin America, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Executive Vice President, Global Sales & Marketing: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Argus Research	BMO Capital Markets	Merrill Lynch	Barclays Capital	Berenberg
Jacob Kilstein	Ari Klein	Michael Funk	Ross Smotrich	Nate Crossett
(646) 747-5447	(212) 885-4103	(646) 855-5664	(212) 526-2306	(646) 949-9030

Citigroup	Cowen & Company	Credit Suisse	Green Street Advisors	Guggenheim Securities
Michael Rollins	Colby Synesael	Sami Badri	David Guarino	Robert Gutman
(212) 816-1116	(646) 562-1355	(212) 538-1727	(949) 640-8780	(212) 518-9148

J.P. Morgan	Jefferies	KeyBanc Capital	MoffettNathanson	Morgan Stanley
Richard Choe	Jonathan Petersen	Jordan Sadler	Nick Del Deo	Simon Flannery
(212) 662-6708	(212) 284-1705	(917) 368-2280	(212) 519-0025	(212) 761-6432

Morningstar	New Street Research	RBC Capital Markets	Raymond James	Robert W. Baird
Matthew Dolgin	Spencer Kurn	Jonathan Atkin	Frank Louthan	David Rodgers
(312) 696-6783	(212) 921-2067	(415) 633-8589	(404) 442-5867	(216) 737-7341

Stifel	SunTrust	UBS	Wells Fargo	William Blair
Erik Rasmussen	Gregory Miller	John Hodulik	Jennifer Fritzsche	James Breen
(212) 271-3461	(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2019

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18
High price	$136.32	$130.10	$125.19	$120.93	$117.87
Low price	$112.32	$110.84	$111.90	$100.05	$100.57
Closing price, end of quarter	$119.74	$129.81	$117.79	$119.00	$106.55
Average daily trading volume	1,624,959	1,155,865	1,099,390	1,472,260	1,543,927
Indicated dividend per common share (1)	$4.32	$4.32	$4.32	$4.32	$4.04
Closing annual dividend yield, end of quarter	3.6%	3.3%	3.7%	3.6%	3.8%
Shares and units outstanding, end of quarter (2)	217,743,913	217,727,225	217,694,587	217,687,598	217,006,540
Closing market value of shares and units outstanding (3)	$26,072,656	$28,263,171	$25,642,246	$25,904,824	$23,122,047

(1)	On an annualized basis.

(2)
As of December 31, 2019, the total number of shares and units includes 208,900,758 shares of common stock, 6,820,201 common units held by third parties and 2,022,954 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K, and series L cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of December 31, 2019	Fourth Quarter 2019

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	208,900,758	95.9%
Third-Party Unitholders	6,820,201	3.1%
Directors, Officers and Others (3)	2,022,954	1.0%
Total	217,743,913	100.0%

(1)	Includes properties owned by joint ventures.

(2)
The total number of units includes 208,900,758 general partnership common units, 6,820,201 common units held by third parties and 2,022,954 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K, and series L cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2019

Shares and Units at End of Quarter	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18
Common shares outstanding	208,900,758	208,583,244	208,324,538	208,214,139	206,425,656
Common units outstanding	8,843,155	9,143,981	9,370,049	9,473,459	10,580,884
Total Shares and Partnership Units	217,743,913	217,727,225	217,694,587	217,687,598	217,006,540

Enterprise Value
Market value of common equity (1)	$26,072,656	$28,263,171	$25,642,246	$25,904,824	$23,122,047
Liquidation value of preferred equity	1,456,250	1,111,250	1,111,250	1,476,250	1,266,250
Total debt at balance sheet carrying value	10,122,448	10,924,035	10,842,578	10,279,656	11,101,479
Total Enterprise Value	$37,651,354	$40,298,456	$37,596,074	$37,660,730	$35,489,776
Total debt / total enterprise value	26.9%	27.1%	28.8%	27.3%	31.3%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$20,053,853	$19,240,336	$20,141,190	$19,666,056	$19,014,993
Total Assets	23,068,131	23,172,765	23,430,091	23,342,067	23,766,695
Total Liabilities	12,418,566	12,942,820	12,939,027	12,341,890	12,892,653

Selected Operating Data
Total operating revenues	$787,463	$806,466	$800,797	$814,515	$778,267
Total operating expenses	648,530	641,699	651,825	672,972	655,420
Interest expense	80,880	84,574	86,051	101,552	84,883
Net income	349,326	67,574	61,324	120,997	52,597
Net income available to common stockholders	315,577	49,827	31,738	95,869	31,230

Financial Ratios
EBITDA (2)	$669,734	$431,311	$433,890	$526,059	$411,200
Adjusted EBITDA (3)	461,813	473,344	468,498	483,063	464,165
Net Debt to Adjusted EBITDA (4)	5.7x	6.1x	6.1x	5.5x	6.2x
GAAP interest expense	80,880	84,574	86,051	101,552	84,883
Fixed charges (5)	111,674	111,343	112,373	133,545	114,827
Interest coverage ratio (6)	5.1x	5.0x	4.9x	4.3x	4.9x
Fixed charge coverage ratio (7)	4.1x	4.3x	4.2x	3.6x	4.0x

Profitability Measures
Net income per common share - basic	$1.51	$0.24	$0.15	$0.46	$0.15
Net income per common share - diluted	$1.50	$0.24	$0.15	$0.46	$0.15
Funds from operations (FFO) / diluted share and unit (8)	$1.62	$1.59	$1.53	$1.92	$1.54
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.62	$1.67	$1.64	$1.73	$1.68
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.41	$1.48	$1.50	$1.53	$1.44
Dividends per share and common unit	$1.08	$1.08	$1.08	$1.08	$1.01
Diluted FFO payout ratio (8) (10)	66.8%	67.7%	70.7%	56.4%	65.6%
Diluted Core FFO payout ratio (8) (11)	66.7%	64.7%	65.9%	62.4%	60.1%
Diluted AFFO payout ratio (9) (12)	76.6%	72.9%	71.8%	70.5%	70.1%

Portfolio Statistics
Data Centers (13)	213	211	220	215	214
Cross-connects (14)	81,000	80,400	79,700	79,000	78,000
Net rentable square feet, excluding development space (13)	29,031,962	28,802,763	29,871,498	29,551,498	29,134,633
Occupancy at end of quarter (15)	86.8%	87.4%	87.8%	88.6%	89.0%
Occupied square footage	25,197,701	25,168,859	26,231,209	26,181,004	25,935,668
Space under active development (16)	4,471,083	3,592,750	3,296,821	3,227,275	3,350,848
Space held for development (17)	1,758,489	2,267,926	2,005,804	2,095,868	2,056,799
Weighted average remaining lease term (years) (18)	5.2	5.3	5.3	5.3	4.6
Same-capital occupancy at end of quarter (15) (19)	86.9%	88.0%	89.2%	90.3%	90.7%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2019

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, series J, series K, and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 37. For a reconciliation of net income available to common stockholders to EBITDA, see page 36.

(3)
Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 37. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 36.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 37. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 12.

(9)	For a definition and discussion of AFFO, see page 37. For a reconciliation of core FFO to AFFO, see page 13.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)	Represents approximate amounts.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 29). Excludes buildings held-for-sale.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 33). Excludes buildings held-for-sale.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Fourth Quarter 2019

DIGITAL REALTY REPORTS FOURTH QUARTER 2019 RESULTS

San Francisco, CA — February 13, 2020 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the fourth quarter of 2019. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $1.50 per share in 4Q19, compared to $0.15 in 4Q18

•	Reported FFO per share of $1.62 in 4Q19, compared to $1.54 in 4Q18

•	Reported core FFO per share of $1.62 in 4Q19, compared to $1.68 in 4Q18

•	Signed total bookings during 4Q19 expected to generate $69 million of annualized GAAP rental revenue, including a $7 million contribution from interconnection

Financial Results
Digital Realty reported revenues for the fourth quarter of 2019 of $787 million, a 2% decrease from the previous quarter and a 1% increase from the same quarter last year.
The company delivered fourth quarter of 2019 net income of $349 million, and net income available to common stockholders of $316 million, or $1.50 per share, compared to $0.24 per share in the previous quarter and $0.15 per share in the same quarter last year.
Digital Realty generated fourth quarter of 2019 adjusted EBITDA of $462 million, a 2% decrease from the previous quarter and a 1% decrease from the same quarter last year (reflecting the January 1, 2019 adoption of FASB Accounting Standard Codification Topic 842, Leases).
The company reported fourth quarter of 2019 funds from operations of $354 million, or $1.62 per share, compared to $1.59 per share in the previous quarter and $1.54 per share in the same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered fourth quarter of 2019 core FFO per share of $1.62, a 3% decrease from $1.67 per share in the previous quarter, and a 4% decrease from $1.68 per share in the same quarter last year.

Leasing Activity
“In the fourth quarter, we signed total bookings expected to generate $69 million of annualized GAAP rental revenue, including a $7 million contribution from interconnection,” said Chief Executive Officer A. William Stein. “We made significant progress towards a number of key strategic priorities. We continued to enhance our customer offerings with the launch of PlatformDIGITALTM, a first-of-its-kind global data center platform, and we continued to extend our global footprint with an agreement to combine with Interxion. We also executed on our private capital initiative with the closing of our joint venture with Mapletree, and we further strengthened the balance sheet with the issuance of low-cost debt and preferred equity capital. Looking ahead to 2020 and beyond, we are confident that Digital Realty's global, full-product platform will continue to deliver sustainable growth for all stakeholders.”
The weighted-average lag between leases signed during the fourth quarter of 2019 and the contractual commencement date was four months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $117 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2019 rolled down 0.6% on a cash basis and up 4.2% on a GAAP basis.

Digital Realty Trust
Earnings Release	Fourth Quarter 2019

New leases signed during the fourth quarter of 2019 are summarized by region and product type as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$34,353	282,393	$122	28.6	$100
Powered Base Building	582	27,460	21	—	—
Colocation	5,957	20,768	287	2.0	251
Non-Technical	455	14,694	31	—	—
Total	$41,347	345,315	$120	30.6	$110

Europe (1)
Turn-Key Flex	$4,607	19,687	$234	2.2	$174
Colocation	2,020	5,021	402	0.6	303
Non-Technical	61	1,846	33	—	—
Total	$6,688	26,554	$252	2.8	$200

Asia Pacific (1)
Turn-Key Flex	$13,679	91,326	$150	7.9	$145
Colocation	32	92	347	—	266
Non-Technical	466	8,930	52	—	—
Total	$14,177	100,348	$141	7.9	$145

Interconnection	$6,942	N/A	N/A	N/A	N/A

Grand Total	$69,154	472,217	$132	41.2	$123

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended December 31, 2019.

Investment Activity
In November, Digital Realty closed on a joint venture with Mapletree Investments and Mapletree Industrial Trust on three existing Turn-Key Flex® data centers located in Ashburn, Virginia. The transaction valued the three fully stabilized hyper-scale facilities at approximately $1.0 billion. The three facilities are fully leased and are expected to generate 2020 cash net operating income of approximately $61 million, representing a 6.0% cap rate. Digital Realty is retaining a 20% ownership interest in the joint venture, and Mapletree has closed on the acquisition of the remaining 80% stake for approximately $811 million. Digital Realty will continue to operate and manage these facilities, and the joint venture transaction will be completely seamless from a customer perspective.

Subsequent to quarter-end, Digital Realty closed on the sale of a portfolio of 10 Powered Base Building® properties to Mapletree Investments and Mapletree Industrial Trust for approximately $557 million, subject to customary closing costs and transaction fees. These 10 properties are fully leased and are expected to generate 2020 cash net operating income of approximately $37 million, representing a 6.6% cap rate. Digital Realty will provide transitional property management services for the Powered Base Building® portfolio for one year from the closing date at a customary market rate.

Balance Sheet
Digital Realty had approximately $10.1 billion of total debt outstanding as of December 31, 2019, comprised of $10.0 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the fourth quarter of 2019, net debt-to-adjusted EBITDA was 5.7x, debt-plus-preferred-to-total enterprise value was 30.8% and fixed charge coverage was 4.1x. Pro forma for settlement of the $1.1 billion forward equity offering and the $557 million of proceeds from the Mapletree portfolio sale, net debt-to-adjusted EBITDA was 5.0x and fixed charge coverage was 4.6x.
In early October, Digital Realty closed an offering of 13,800,000 shares of 5.20% Series L Cumulative Redeemable Preferred Stock (including 1,800,000 shares from the exercise of the underwriters' over-allotment option in full) at a price of $25.00 per share, generating gross proceeds of approximately $345 million. Likewise in early October, Digital Realty closed a €500 million (approximately $550 million) Euro-denominated offering of 8.5-year senior unsecured notes due 2028 at 1.125%.
Subsequent to quarter-end, Digital Realty closed an offering of €1.7 billion of Euro-denominated notes with a weighted-average maturity of approximately seven years and a weighted-average coupon of approximately 1.0%. The company intends to use a portion of the net proceeds from these notes for refinancing the outstanding debt of InterXion Holding N.V. or its subsidiaries and the payment of certain transaction fees and expenses incurred in connection with its combination with InterXion. If the InterXion combination is not consummated on or prior to January 27, 2021, Digital Realty will be required to redeem €1.4 billion of the notes at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, up to, but not including, the redemption date.

Digital Realty Trust
Earnings Release	Fourth Quarter 2019

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EST / 2:30 p.m. PST on February 13, 2020, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's fourth quarter 2019 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Senior Vice President of Finance, Matt Mercier.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 8863535 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until March 13, 2020. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10138356. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of customers across the Americas, EMEA and APAC, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare and consumer products. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn, Twitter, Facebook, Instagram and YouTube.
Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart
Investor Relations
Digital Realty
(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2019

	Three Months Ended					Twelve Months Ended
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	31-Dec-19	31-Dec-18
Rental revenues	$549,733	$564,975	$565,925	$585,425	$555,816	$2,266,058	$2,162,370
Tenant reimbursements - Utilities	107,518	114,719	106,409	102,569	102,641	431,215	407,123
Tenant reimbursements - Other	59,641	57,466	62,820	55,868	53,090	235,795	217,514
Interconnection & other	65,576	65,312	64,232	68,168	63,803	263,288	249,706
Fee income	4,814	3,994	925	1,921	2,896	11,654	7,841
Other	181	—	486	564	21	1,231	1,924
Total Operating Revenues	$787,463	$806,466	$800,797	$814,515	$778,267	$3,209,241	$3,046,478

Utilities	$125,127	$132,565	$123,398	$124,334	$122,108	$505,424	$477,047
Rental property operating	129,034	126,866	128,634	130,620	133,024	515,154	480,018
Property taxes	42,541	38,255	41,482	37,315	32,098	159,593	129,516
Insurance	3,055	3,103	3,441	2,991	2,412	12,590	11,402
Depreciation & amortization	275,008	286,718	290,562	311,486	299,362	1,163,774	1,186,896
General & administration	53,540	49,862	52,318	51,976	38,801	207,696	160,364
Severance, equity acceleration, and legal expenses	1,130	123	665	1,483	602	3,401	3,303
Transaction and integration expenses	17,106	4,115	4,210	2,494	25,917	27,925	45,327
Impairment of investments in real estate	—	—	—	5,351	—	5,351	—
Other expenses	1,989	92	7,115	4,922	1,096	14,118	2,818
Total Operating Expenses	$648,530	$641,699	$651,825	$672,972	$655,420	$2,615,026	$2,496,691

Operating Income	$138,933	$164,767	$148,972	$141,543	$122,847	$594,215	$549,787

Equity in earnings of unconsolidated joint ventures	$11,157	($19,269)	$6,962	$9,217	$9,245	$8,067	$32,979
Gain on sale / deconsolidation	267,651	—	—	67,497	7	335,148	80,049
Interest and other income	10,734	16,842	16,980	21,444	1,106	66,000	3,481
Interest (expense)	(80,880)	(84,574)	(86,051)	(101,552)	(84,883)	(353,057)	(321,529)
Tax benefit (expense)	1,731	(4,826)	(4,634)	(4,266)	5,843	(11,995)	(2,084)
Loss from early extinguishment of debt	—	(5,366)	(20,905)	(12,886)	(1,568)	(39,157)	(1,568)
Net Income	$349,326	$67,574	$61,324	$120,997	$52,597	$599,221	$341,115

Net (income) attributable to noncontrolling interests	(13,042)	(1,077)	(1,156)	(4,185)	(1,038)	(19,460)	(9,869)
Net Income Attributable to Digital Realty Trust, Inc.	$336,284	$66,497	$60,168	$116,812	$51,559	$579,761	$331,246

Preferred stock dividends, including undeclared dividends	(20,707)	(16,670)	(16,670)	(20,943)	(20,329)	(74,990)	(81,316)
Issuance costs associated with redeemed preferred stock	—	—	(11,760)	—	—	(11,760)	—

Net Income Available to Common Stockholders	$315,577	$49,827	$31,738	$95,869	$31,230	$493,011	$249,930

Weighted-average shares outstanding - basic	208,776,355	208,421,470	208,284,407	207,809,383	206,345,138	208,325,823	206,035,408
Weighted-average shares outstanding - diluted	210,286,278	209,801,771	209,435,572	208,526,249	207,113,100	209,481,231	206,673,471
Weighted-average fully diluted shares and units	218,901,078	218,755,597	218,497,318	217,756,161	215,417,085	218,440,163	214,950,934

Net income per share - basic	$1.51	$0.24	$0.15	$0.46	$0.15	$2.37	$1.21
Net income per share - diluted	$1.50	$0.24	$0.15	$0.46	$0.15	$2.35	$1.21

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2019

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Twelve Months Ended
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	31-Dec-19	31-Dec-18

Net Income Available to Common Stockholders	$315,577	$49,827	$31,738	$95,869	$31,230	$493,011	$249,930
Adjustments:
Non-controlling interests in operating partnership	13,100	2,300	1,400	4,300	1,300	21,100	10,180
Real estate related depreciation & amortization (1)	271,371	283,090	286,915	307,864	295,724	1,149,240	1,173,917
Unconsolidated JV real estate related depreciation & amortization	21,631	13,612	13,623	3,851	3,615	52,716	14,587
(Gain) on real estate transactions	(267,651)	—	—	—	(7)	(267,651)	(80,049)
Impairment of investments in real estate	—	—	—	5,351	—	5,351	—
Funds From Operations	$354,028	$348,829	$333,676	$417,235	$331,862	$1,453,767	$1,368,565

Funds From Operations - diluted	$354,028	$348,829	$333,676	$417,235	$331,862	$1,453,767	$1,368,565

Weighted-average shares and units outstanding - basic	217,391	217,375	217,346	217,039	214,649	217,285	214,313
Weighted-average shares and units outstanding - diluted (2)	218,901	218,756	218,497	217,756	215,417	218,440	214,951

Funds From Operations per share - basic	$1.63	$1.60	$1.54	$1.92	$1.55	$6.69	$6.39

Funds From Operations per share - diluted (2)	$1.62	$1.59	$1.53	$1.92	$1.54	$6.66	$6.37

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	31-Dec-19	31-Dec-18

Funds From Operations - diluted	$354,028	$348,829	$333,676	$417,235	$331,862	$1,453,767	$1,368,565
Adjustments:
Termination fees and other non-core revenues (3)	(5,634)	(16,792)	(16,826)	(14,445)	(21)	(53,697)	(5,060)
Transaction and integration expenses	17,106	4,115	4,210	2,494	25,917	27,925	45,327
Loss from early extinguishment of debt	—	5,366	20,905	12,886	1,568	39,157	1,568
Issuance costs associated with redeemed preferred stock	—	—	11,760	—	—	11,760	—
Severance, equity acceleration, and legal expenses (4)	1,130	123	665	1,483	602	3,401	3,303
(Gain) / Loss on FX revaluation	(10,422)	23,136	(4,251)	9,604	—	18,067	—
(Gain) on contribution to unconsolidated joint venture, net of related tax	—	—	—	(58,497)	—	(58,497)	—
Other non-core expense adjustments	(1,511)	92	7,115	4,922	1,471	10,618	4,323
Core Funds From Operations - diluted	$354,697	$364,869	$357,254	$375,682	$361,399	$1,452,501	$1,418,026

Weighted-average shares and units outstanding - diluted (2)	218,901	218,756	218,497	217,756	215,417	218,440	214,951

Core Funds From Operations per share - diluted (2)	$1.62	$1.67	$1.64	$1.73	$1.68	$6.65	$6.60

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Twelve Months Ended
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	31-Dec-19	31-Dec-18

Depreciation & amortization per income statement	$275,008	$286,718	$290,562	$311,486	$299,362	$1,163,774	$1,186,896
Non-real estate depreciation	(3,637)	(3,628)	(3,647)	(3,622)	(3,638)	(14,534)	(12,979)

Real Estate Related Depreciation & Amortization	$271,371	$283,090	$286,915	$307,864	$295,724	$1,149,240	$1,173,917

(2)
For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K, and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K, and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section of the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2019

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	31-Dec-19	31-Dec-18

Core FFO available to common stockholders and unitholders	$354,697	$364,869	$357,254	$375,682	$361,399	$1,452,501	$1,418,026
Adjustments:
Non-real estate depreciation	3,637	3,628	3,647	3,622	3,638	14,534	12,979
Amortization of deferred financing costs	3,064	2,900	2,905	4,493	3,128	13,362	12,207
Amortization of debt discount/premium	612	466	515	760	971	2,353	3,630
Non-cash stock-based compensation expense	8,937	8,906	9,468	7,592	5,609	34,903	25,349
Straight-line rental revenue	(13,994)	(12,764)	(13,033)	(15,979)	(11,157)	(55,770)	(40,422)
Straight-line rental expense	(342)	(209)	318	1,235	2,052	1,002	9,750
Above- and below-market rent amortization	4,109	2,824	3,954	6,210	6,521	17,097	26,533
Deferred tax expense	(998)	(1,418)	(979)	(15,397)	(8,835)	(18,792)	(11,970)
Leasing compensation & internal leasing commissions (1)	3,646	3,254	4,025	3,581	(5,160)	14,506	(21,007)
Recurring capital expenditures (2)	(54,731)	(48,408)	(39,515)	(38,059)	(47,951)	(180,713)	(132,226)

AFFO available to common stockholders and unitholders (3)	$308,637	$324,048	$328,559	$333,740	$310,215	$1,294,983	$1,302,849

Weighted-average shares and units outstanding - basic	217,391	217,375	217,346	217,039	214,649	217,285	214,313
Weighted-average shares and units outstanding - diluted (4)	218,901	218,756	218,497	217,756	215,417	218,440	214,951

AFFO per share - diluted (4)	$1.41	$1.48	$1.50	$1.53	$1.44	$5.93	$6.06

Dividends per share and common unit	$1.08	$1.08	$1.08	$1.08	$1.01	$4.32	$4.04

Diluted AFFO Payout Ratio	76.6%	72.9%	71.8%	70.5%	70.1%	72.9%	66.7%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	31-Dec-19	31-Dec-18

Weighted Average Common Stock and Units Outstanding	217,391	217,375	217,346	217,039	214,649	217,285	214,313
Add: Effect of dilutive securities	1,510	1,381	1,151	717	768	1,155	638

Weighted Avg. Common Stock and Units Outstanding - diluted	218,901	218,756	218,497	217,756	215,417	218,440	214,951

(1)	The company adopted ASC 842 in the first quarter of 2019.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K, and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K, and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2019

	30-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18
Assets
Investments in real estate:
Real estate	$16,886,592	$16,407,080	$17,324,416	$16,988,322	$17,055,017
Construction in progress	1,732,555	1,647,130	1,685,056	1,584,327	1,621,927
Land held for future development	147,597	150,265	152,368	163,081	162,941
Investments in real estate	$18,766,744	$18,204,475	$19,161,840	$18,735,730	$18,839,885
Accumulated depreciation and amortization	(4,536,169)	(4,298,629)	(4,312,357)	(4,124,002)	(3,935,267)
Net Investments in Properties	$14,230,575	$13,905,846	$14,849,483	$14,611,728	$14,904,618
Investment in unconsolidated joint ventures	1,287,109	1,035,861	979,350	930,326	175,108
Net Investments in Real Estate	$15,517,684	$14,941,707	$15,828,833	$15,542,054	$15,079,726

Cash and cash equivalents	$89,817	$7,190	$33,536	$123,879	$126,700
Accounts and other receivables (1)	305,501	304,712	320,938	328,009	299,621
Deferred rent	478,744	471,516	491,486	479,640	463,248
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	2,195,324	2,245,017	2,499,564	2,580,624	3,144,395
Acquired above-market leases, net	74,815	84,315	94,474	106,044	119,759
Goodwill	3,363,070	3,338,168	3,353,538	3,358,463	4,348,007
Assets associated with real estate held for sale	229,934	967,527	—	—	—
Operating lease right-of-use assets (2)	628,681	634,085	648,952	660,586	—
Other assets	184,561	178,528	158,770	162,768	185,239
Total Assets	$23,068,131	$23,172,765	$23,430,091	$23,342,067	$23,766,695

Liabilities and Equity
Global unsecured revolving credit facilities	$234,105	$1,833,512	$1,417,675	$842,975	$1,647,735
Unsecured term loans	810,219	796,232	807,922	807,726	1,178,904
Unsecured senior notes, net of discount	8,973,190	8,189,138	8,511,656	8,523,462	7,589,126
Secured debt, net of premiums	104,934	105,153	105,325	105,493	685,714
Operating lease liabilities (2)	693,539	699,381	714,256	725,470	—
Accounts payable and other accrued liabilities	1,007,761	938,740	984,812	922,571	1,164,509
Accrued dividends and distributions	234,620	—	—	—	217,241
Acquired below-market leases	148,774	153,422	183,832	192,667	200,113
Security deposits and prepaid rent	208,724	203,708	213,549	221,526	209,311
Liabilities associated with assets held for sale	2,700	23,534	—	—	—
Total Liabilities	$12,418,566	$12,942,820	$12,939,027	$12,341,890	$12,892,653

Redeemable non-controlling interests - operating partnership	41,465	19,090	17,344	17,678	15,832

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	—	—	—	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (7)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (8)	203,264	203,264	203,264	203,423	—
Series L Cumulative Redeemable Preferred Stock (9)	334,886	—	—	—	—
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (10)	2,073	2,069	2,067	2,066	2,051
Additional paid-in capital	11,577,320	11,540,980	11,511,519	11,492,766	11,355,751
Dividends in excess of earnings	(3,046,579)	(3,136,668)	(2,961,307)	(2,767,708)	(2,633,071)
Accumulated other comprehensive (loss), net	(87,922)	(68,625)	(89,588)	(91,699)	(115,647)
Total Stockholders' Equity	$9,879,312	$9,437,290	$9,562,225	$10,088,408	$9,858,644

Noncontrolling Interests
Noncontrolling interest in operating partnership	$708,163	$732,314	$756,050	$772,931	$906,510
Noncontrolling interest in consolidated joint ventures	20,625	41,251	155,445	121,160	93,056

Total Noncontrolling Interests	$728,788	$773,565	$911,495	$894,091	$999,566

Total Equity	$10,608,100	$10,210,855	$10,473,720	$10,982,499	$10,858,210

Total Liabilities and Equity	$23,068,131	$23,172,765	$23,430,091	$23,342,067	$23,766,695

(1)	Net of allowance for doubtful accounts of $13,753 and $11,554, as of December 31, 2019 and December 31, 2018, respectively.

(2)
Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.

(3)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $0 and $365,000 liquidation preference, respectively ($25.00 per share), 0 and 14,600,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively. Redeemed on April 1, 2019.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.

(7)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.

(8)
Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $0 liquidation preference, respectively ($25.00 per share), 8,400,000 and 0 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.

(9)
Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $0 liquidation preference, respectively ($25.00 per share), 13,800,000 and 0 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.

(10)	Common Stock: 208,900,758 and 206,425,656 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2019

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$362,395
Turn-Key Flex® (4)	1,141,279
Powered Base Building® (4)	199,103
Colo & Non-tech (4)	114,789
Internet Gateway Leaseholds (4)	94,510
Total Cash NOI, Annualized	$1,912,076
less: Partners' share of consolidated JVs	57
Acquisitions / dispositions / expirations	(37,952)
4Q19 carry-over & remaining FY20 backlog cash NOI (stabilized) (5)	57,411
Total Consolidated Cash NOI, Annualized	$1,931,592

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$116,920
Powered Base Building®	9,508
Total Unconsolidated Cash NOI, Annualized	$126,428

Other Income
Development and Management Fees (net), Annualized	$19,256

Other Assets
Pre-stabilized inventory, at cost (7)	$477,560
Land held for development	147,597
Development CIP (8)	1,732,555
less: Investment associated with FY20 Backlog NOI	(177,142)
Cash and cash equivalents	89,817
Accounts and other receivables, net	305,501
Other assets	184,561
less: Partners' share of consolidated JV assets	(1,342)
Total Other Assets	$2,759,107

Liabilities
Global unsecured revolving credit facilities	$245,766
Unsecured term loans	813,205
Unsecured senior notes	9,041,373
Secured debt, excluding premiums	105,089
Accounts payable and other accrued liabilities (9)	1,007,761
Accrued dividends and distributions	234,620
Security deposits and prepaid rents	208,724
Liabilities associated with assets held for sale	2,700
Backlog NOI cost to complete (10)	228,418
Preferred stock, at liquidation value	1,456,250
Digital Realty's share of unconsolidated JV debt	591,177
Total Liabilities	$13,935,083

Diluted Shares and Units Outstanding	219,254

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 38.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 4Q19 Cash NOI of $1,912.1 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)
Estimated cash NOI related to signed leasing expected to commence through December 31, 2019. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 35.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

(8)	See page 31 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $143.4 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facilities	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2019

	As of December 31, 2019
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	January 24, 2024	$99,315		1.748%
Yen revolving credit facility	January 24, 2024	146,451		0.500%
Deferred financing costs, net		(11,661)
Total Global Unsecured Revolving Credit Facilities		$234,105	2%	1.004%	1.003%

Unsecured Term Loans (1)
Hedged variable rate portion of seven-year term loan	January 15, 2023	$300,000		2.740%	2.435%
Unhedged variable rate portion of five-year term loan	January 24, 2024	437,380		2.472%
Hedged variable rate portion of five-year term loan	January 24, 2024	75,825		2.999%	1.778%
Deferred financing costs, net		(2,986)
Total Unsecured Term Loans		$810,219	8%	2.620%	2.394%

Senior Notes
3.950% notes due 2022	July 1, 2022	$500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	397,710		4.750%
2.625% notes due 2024	April 15, 2024	672,780		2.625%
2.750% notes due 2024	July 19, 2024	331,425		2.750%
4.250% notes due 2025	January 17, 2025	530,280		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
2.500% notes due 2026	January 16, 2026	1,205,398		2.500%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
1.125% notes due 2028	April 9, 2028	560,650		1.125%
4.450% notes due 2028	July 15, 2028	650,000		4.450%
3.600% notes due 2029	July 1, 2029	900,000		3.600%
3.300% notes due 2029	July 19, 2029	463,995		3.300%
3.750% notes due 2030	October 17, 2030	729,135		3.750%
Unamortized discounts		(16,145)
Deferred financing costs, net		(52,038)
Total Senior Notes		$8,973,190	89%	3.398%

Total Unsecured Senior Notes		$8,973,190	89%	3.398%

Secured Debt
731 East Trade Street	July 1, 2020	$1,089		8.220%
Secured note due 2023	March 1, 2023	104,000		2.740%	2.611%
Unamortized net premiums		54
Deferred financing costs, net		(209)
Total Secured Debt		$104,934	1%	2.797%	2.669%

Total Indebtedness		$10,122,448	100%	3.272%	3.253%

Debt Summary
Total unhedged variable rate debt		$683,146	7%
Total fixed rate / hedged variable rate debt		9,522,287	93%
Total Consolidated Debt		$10,205,433	100%	3.272%	3.253% (2)

Global Unsecured Revolving Credit Facilities Detail as of December 31, 2019
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$2,663,666	$2,377,181	$245,766

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $40.7 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2019

	As of December 31, 2019
	Interest Rate	2020	2021	2022	2023	2024	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	1.748%	—	—	—	—	$99,315	—	$99,315
Yen revolving credit facility	0.500%	—	—	—	—	146,451	—	146,451
Total Global Unsecured Revolving Credit Facilities	1.004% (2)	—	—	—	—	$245,766	—	$245,766

Unsecured Term Loan (1)
Hedged variable rate portion of seven-year term loan	2.435% (2)	—	—	—	$300,000	—	—	$300,000
Unhedged variable rate portion of five-year term loan	2.472%	—	—	—	—	$437,380	—	437,380
Hedged variable rate portion of five-year term loan	1.778% (2)	—	—	—	—	75,825	—	75,825
Total Unsecured Term Loan	2.394% (2)	—	—	—	$300,000	$513,205	—	$813,205

Senior Notes
3.950% notes due 2022	3.950%	—	—	$500,000	—	—	—	$500,000
3.625% notes due 2022	3.625%	—	—	300,000	—	—	—	300,000
2.750% notes due 2023	2.750%	—	—	—	$350,000	—	—	350,000
4.750% notes due 2023	4.750%	—	—	—	397,710	—	—	397,710
2.625% notes due 2024	2.625%	—	—	—	—	$672,780	—	672,780
2.750% notes due 2024	2.750%	—	—	—	—	331,425	—	331,425
4.250% notes due 2025	4.250%	—	—	—	—	—	$530,280	530,280
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
2.500% notes due 2026	2.500%	—	—	—	—	—	1,205,398	1,205,398
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
1.125% notes due 2028	1.125%	—	—	—	—	—	560,650	560,650
4.450% notes due 2028	4.450%	—	—	—	—	—	650,000	650,000
3.600% notes due 2029	3.600%	—	—	—	—	—	900,000	900,000
3.300% notes due 2029	3.300%	—	—	—	—	—	463,995	463,995
3.750% notes due 2030	3.750%	—	—	—	—	—	729,135	729,135
Total Senior Notes	3.398%	—	—	800,000	$747,710	$1,004,205	$6,489,458	$9,041,373

Secured Debt
Secured note due 2023	2.611% (2)	—	—	—	$104,000	—	—	$104,000
731 East Trade Street	8.220%	$1,089	—	—	—	—	—	1,089
Total Secured Debt	2.669% (2)	$1,089	—	—	$104,000	—	—	$105,089

Total unhedged variable rate debt		—	—	—	—	$683,146	—	$683,146
Total fixed rate / hedged variable rate debt		$1,089	—	$800,000	$1,151,710	1,080,030	$6,489,458	9,522,287

Total Debt	3.253%	$1,089	—	$800,000	$1,151,710	$1,763,176	$6,489,458	$10,205,433

Weighted Average Interest Rate		8.220%	—	3.828%	3.346%	2.348%	3.411%	3.253%

Summary

Weighted Average Term to Initial Maturity								6.3 Years

Weighted Average Maturity (assuming exercise of extension options)								6.3 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2019

	As of December 31, 2019
	Unsecured Senior Notes (1)		Global Unsecured Revolving Credit Facilities
Debt Covenant Ratios (2)	Required	Actual	Required	Actual
Total outstanding debt / total assets (3)	Less than 60%	42%	Less than 60% (4)	37%
Secured debt / total assets (5)	Less than 40%	< 1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	223%	N/A	N/A
Consolidated EBITDA / interest expense (6)	Greater than 1.5x	4.2x	N/A	N/A
Fixed charge coverage		N/A	Greater than 1.5x	4.4x
Unsecured debt / total unencumbered asset value (7)		N/A	Less than 60%	38%
Unencumbered assets debt service coverage ratio		N/A	Greater than 1.5x	5.2x

(1)	The Unsecured Senior Notes are listed on page 16.

(2)
For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(4)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(5)
This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility.

(6)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(7)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility, the term loan facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2019

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-19	31-Dec-18	% Change	30-Sep-19	% Change	31-Dec-19	31-Dec-18	% Change
Rental revenues	$406,807	$425,478	(4.4%)	$417,778	(2.6%)	$1,670,561	$1,706,603	(2.1%)
Tenant reimbursements - Utilities	80,731	84,075	(4.0%)	86,317	(6.5%)	330,661	340,375	(2.9%)
Tenant reimbursements - Other	47,742	41,844	14.1%	42,247	13.0%	178,730	173,674	2.9%
Interconnection & other	54,833	53,222	3.0%	54,682	0.3%	216,366	209,279	3.4%
Total Revenue	$590,113	$604,619	(2.4%)	$601,024	(1.8%)	$2,396,318	$2,429,931	(1.4%)

Utilities	$93,831	$97,621	(3.9%)	$101,104	(7.2%)	$383,396	$391,472	(2.1%)
Rental property operating	94,892	96,803	(2.0%)	92,585	2.5%	372,929	361,869	3.1%
Property taxes	31,063	24,135	28.7%	26,481	17.3%	108,333	94,106	15.1%
Insurance	2,572	2,429	5.9%	2,345	9.7%	9,960	9,802	1.6%
Total Expenses	$222,358	$220,988	0.6%	$222,515	(0.1%)	$874,618	$857,249	2.0%

Net Operating Income (2)	$367,755	$383,631	(4.1%)	$378,509	(2.8%)	$1,521,700	$1,572,682	(3.2%)

Less:
Stabilized straight-line rent	($3,009)	($3,572)	(15.8%)	$178	(1,790%)	($201)	($2,341)	(91.4%)
Above- and below-market rent	(3,300)	(7,233)	(54.4%)	(3,645)	(9.5%)	(18,749)	(29,841)	(37.2%)
Cash Net Operating Income (3)	$374,064	$394,436	(5.2%)	$381,976	(2.1%)	$1,540,650	$1,604,864	(4.0%)

Stabilized Portfolio occupancy at period end (4)	86.9%	90.7%	(3.8%)	88.0%	(1.1%)	86.9%	90.7%	(3.8%)

(1)
Represents buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 38.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 38.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2019	Fourth Quarter 2019

	Turn-Key Flex®		Powered Base Building ® (1)		Colocation		Non-Tech		Total
Leasing Activity - New (2) (3)	4Q19	LTM	4Q19	LTM	4Q19	LTM	4Q19	LTM	4Q19	LTM

Number of leases (4)	63	182	1	9	135	624	13	40	212	855
Rentable Square Feet Leased (5)	393,406	1,280,465	27,460	196,073	25,881	98,521	25,470	126,883	472,217	1,701,942
Initial stabilized cash rent per square foot	$136	$131	$19	$44	$308	$314	$38	$17	$133	$123
GAAP base rent per square foot (6)	$134	$137	$21	$49	$309	$311	$39	$17	$132	$128
Leasing cost per square foot	$20	$23	$10	$22	$27	$30	$9	$5	$19	$22
Weighted Average Lease Term (years)	6.2	6.8	10.0	10.7	1.6	2.0	7.1	4.5	6.2	6.8

Net Effective Leasing Economics (7)
Base rent	$141	$137	$21	$50	$312	$304	$39	$17	$138	$128
Rental concessions	$7	$6	—	$1	$3	$1	$1	—	$6	$5
Estimated operating expense	$25	$26	—	—	$132	$102	$9	$6	$29	$26
Net Rent	$108	$105	$21	$49	$177	$201	$30	$11	$103	$97

Tenant improvements	$1	$1	—	—	—	—	—	—	$1	$1
Leasing commissions	$2	$2	$1	$2	$20	$22	$1	$1	$3	$3
Net Effective Rent	$105	$101	$20	$47	$157	$180	$28	$10	$99	$93

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (2)	4Q19	LTM	4Q19	LTM	4Q19	LTM	4Q19	LTM	4Q19	LTM
Number of leases (4)	66	230	3	38	428	1,734	12	51	509	2,053
Rentable square feet renewed (5)	491,285	1,804,230	86,830	2,347,564	150,620	502,679	19,086	289,342	747,821	4,943,815
Expiring cash rent per square foot	$149	$156	$59	$36	$251	$279	$22	$19	$156	$103
Renewed cash rent per square foot	$145	$154	$58	$33	$257	$285	$31	$20	$155	$102
Cash Rental Rate Change	(2.3%)	(1.2%)	(1.8%)	(7.9%)	2.2%	2.2%	42.3%	5.1%	(0.6%)	(1.3%)

Expiring GAAP base rent per square foot (6)	$142	$149	$50	$32	$251	$279	$21	$17	$150	$99
Renewed GAAP base rent per square foot (6)	$147	$152	$65	$37	$257	$285	$31	$21	$157	$103
GAAP Base Rental Rate Change	3.4%	2.3%	30.9%	15.0%	2.2%	2.2%	46.7%	18.7%	4.2%	4.4%

Leasing cost per square foot	$2	$6	$13	$11	$0	$0	$0	$4	$3	$8
Weighted Average Lease Term (years)	4.1	4.7	10.0	14.2	1.2	1.2	3.6	5.6	4.1	8.9

Retention Ratio (8)	64.4%	70.2%	57.9%	92.4%	70.6%	81.6%	66.0%	75.8%	64.7%	80.9%

(1)	Current quarter signings includes one PBB space without square feet.

(2)	Excludes short-term, roof and garage leases.

(3)	Includes leases for new and re-leased space.

(4)	The number of leases represents the leased-unit count; a lease may include multiple units.

(5)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(6)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(7)	All dollar amounts are per square foot averaged over lease term.

(8)	Based on square feet.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended December 31, 2019	Fourth Quarter 2019

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q19	LTM	4Q19	LTM	4Q19	LTM	4Q19	LTM	4Q19	LTM

Number of leases (3)	50	167	1	9	131	597	14	32	196	805
Rentable Square Feet Leased (4)	300,600	1,338,337	—	223,884	20,280	125,377	22,555	125,562	343,435	1,813,160
Initial stabilized cash rent per square foot	$128	$127	—	$49	$281	$224	$27	$13	$131	$116
GAAP base rent per square foot (5)	$126	$130	—	$52	$278	$225	$28	$13	$129	$119
Leasing cost per square foot	$20	$22	—	$29	$26	$23	$14	$5	$20	$22
Weighted Average Lease Term (years)	5.8	9.1	—	11.8	1.5	2.6	4.1	5.5	5.4	8.7

Net Effective Leasing Economics (6)
Base rent	$133	$133	—	$55	$278	$225	$28	$13	$135	$122
Rental concessions	$7	$3	—	$3	—	—	—	$1	$7	$3
Estimated operating expense	$26	$27	—	—	$113	$94	$8	$4	$30	$26
Net Rent	$100	$104	—	$52	$165	$130	$20	$9	$99	$92

Tenant improvements	$1	$1	—	—	—	—	$2	$1	$1	$1
Leasing commissions	$2	$2	—	$2	$30	$16	$1	—	$4	$3
Net Effective Rent	$97	$101	—	$50	$135	$114	$17	$8	$94	$89

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q19	LTM	4Q19	LTM	4Q19	LTM	4Q19	LTM	4Q19	LTM
Number of leases (3)	72	231	3	39	426	1,738	12	50	513	2,058
Rentable square feet renewed (4)	491,723	1,849,846	86,830	2,347,564	150,558	509,477	43,711	284,600	772,822	4,991,487
Expiring cash rent per square foot	$151	$155	$59	$36	$250	$282	$22	$19	$152	$104
Renewed cash rent per square foot	$146	$154	$58	$33	$256	$288	$25	$20	$151	$103
Cash Rental Rate Change	(2.8%)	(0.8%)	(1.8%)	(7.9%)	2.2%	2.1%	12.7%	4.9%	(1.0%)	(1.1%)

Expiring GAAP base rent per square foot (5)	$145	$149	$50	$32	$250	$282	$20	$17	$148	$100
Renewed GAAP base rent per square foot (5)	$148	$153	$65	$37	$256	$288	$26	$20	$153	$104
GAAP Base Rental Rate Change	2.0%	2.6%	30.9%	15.0%	2.2%	2.1%	28.6%	18.9%	3.4%	4.5%

Leasing cost per square foot	$2	$6	$13	$11	$0	$0	$0	$4	$3	$8
Weighted Average Lease Term (years)	4.0	4.7	10.0	14.1	1.2	1.2	5.8	5.6	4.2	8.8

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2019

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	3,642,944	14.4%
Month to Month (3)	150,863	0.6%	$36,486	1.7%	$242	$242	$36,486
2020	2,129,646	8.4%	343,564	15.6%	161	161	343,700
2021	2,905,739	11.5%	348,046	15.9%	120	123	356,320
2022	2,773,188	10.9%	312,835	14.2%	113	119	329,300
2023	1,970,062	7.8%	215,012	9.8%	109	115	227,504
2024	2,363,221	9.3%	244,689	11.1%	104	113	268,173
2025	2,079,914	8.2%	197,594	9.0%	95	105	219,344
2026	1,231,658	4.9%	129,903	5.9%	105	125	153,616
2027	554,668	2.2%	51,226	2.3%	92	111	61,534
2028	516,881	2.0%	40,826	1.9%	79	94	48,519
2029	1,003,075	4.0%	66,924	3.1%	67	83	83,355
Thereafter	4,019,781	15.8%	209,304	9.5%	52	70	280,599

Total / Wtd. Avg.	25,341,640	100.0%	$2,196,409	100.0%	$101	$111	$2,408,450

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	3,642,944	14.4%	—	—
2,500 or less	1,660,325	6.6%	$340,387	15.5%
2,501 - 10,000	2,632,273	10.4%	320,229	14.6%
10,001 - 20,000	5,888,474	23.2%	723,644	33.0%
20,001 - 40,000	4,500,657	17.8%	490,805	22.4%
40,001 - 100,000	3,695,855	14.6%	214,640	9.7%
Greater than 100,000	3,321,112	13.0%	106,704	4.8%

Total / Wtd. Avg.	25,341,640	100.0%	$2,196,409	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2019, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2019

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	1,756,350	—	—	—	—	—
Month to Month (3)	43,711	$10,407	0.5%	$238	$238	$10,407
2020	1,050,990	155,012	7.1%	147	148	155,148
2021	1,508,220	243,091	11.1%	161	166	250,606
2022	1,731,906	273,294	12.4%	158	167	288,990
2023	1,338,225	187,644	8.5%	140	149	198,916
2024	1,396,208	202,255	9.2%	145	159	222,491
2025	1,212,087	160,398	7.3%	132	147	178,386
2026	853,407	111,142	5.1%	130	155	132,686
2027	239,295	38,361	1.7%	160	192	45,841
2028	275,719	29,495	1.3%	107	126	34,759
2029	442,060	46,417	2.1%	105	128	56,378
Thereafter	1,422,797	136,407	6.3%	96	127	180,138

Total / Wtd. Avg.	13,270,975	$1,593,923	72.6%	$138	$152	$1,754,746

Powered Base Building®
Available	480,892	—	—	—	—	—
Month to Month (3)	6,605	$744	—	$113	$113	$744
2020	324,335	8,924	0.4%	28	28	8,925
2021	754,280	25,392	1.2%	34	34	26,021
2022	470,885	13,786	0.6%	29	30	14,359
2023	417,332	14,228	0.6%	34	37	15,279
2024	539,225	25,287	1.2%	47	52	28,177
2025	618,576	25,962	1.2%	42	48	29,475
2026	293,930	14,411	0.7%	49	56	16,382
2027	243,251	11,503	0.5%	47	58	14,028
2028	174,637	9,871	0.4%	57	69	12,104
2029	375,407	17,539	0.8%	47	63	23,601
Thereafter	2,060,259	68,940	3.1%	33	46	95,703

Total / Wtd. Avg.	6,759,614	$236,587	10.7%	$38	$45	$284,798

Colocation
Available	757,655	—	—	—	—	—
Month to Month (3)	88,824	$22,781	1.0%	$256	$256	$22,781
2020	561,960	175,557	8.0%	312	312	175,557
2021	251,469	73,680	3.4%	293	293	73,680
2022	85,349	18,267	0.8%	214	214	18,267
2023	54,060	11,008	0.5%	204	204	11,008
2024	94,037	10,911	0.5%	116	116	10,911
2025	29,107	7,633	0.3%	262	262	7,633
2026	11,193	3,004	0.1%	268	268	3,004
2027	—	—	—	—	—	—
2028	—	—	—	—	—	—
2029	—	—	—	—	—	—
Thereafter	350	297	—	850	850	297

Total / Wtd. Avg.	1,934,004	$323,138	14.6%	$275	$275	$323,138

Non-Technical
Available	648,047	—	—	—	—	—
Month to Month (3)	11,723	$2,554	0.1%	$218	$218	$2,554
2020	192,360	4,071	0.2%	21	21	4,071
2021	391,771	5,884	0.3%	15	15	6,014
2022	485,049	7,489	0.3%	15	16	7,684
2023	160,444	2,132	0.1%	13	14	2,301
2024	333,752	6,236	0.3%	19	20	6,594
2025	220,144	3,600	0.2%	16	17	3,850
2026	73,129	1,347	0.1%	18	21	1,545
2027	72,121	1,362	0.1%	19	23	1,666
2028	66,524	1,460	0.1%	22	25	1,656
2029	185,608	2,968	0.1%	16	18	3,375
Thereafter	536,375	3,658	0.2%	7	8	4,458

Total / Wtd. Avg.	3,377,047	$42,761	2.1%	$16	$17	$45,768

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2019, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	Fortune 50 Software Company	19	2,088,316	9.6%	$174,871	8.0%	8.9
2	IBM	27	1,021,071	4.7%	146,219	6.7%	3.8
3	Facebook, Inc.	17	1,044,542	4.8%	134,692	6.1%	5.0
4	Oracle America, Inc.	19	576,700	2.7%	76,890	3.5%	1.9
5	Fortune 25 Investment Grade-Rated Company	13	578,852	2.7%	72,802	3.3%	3.7
6	LinkedIn Corporation	7	510,785	2.4%	63,487	2.9%	4.9
7	Cyxtera Technologies, Inc. (3)	16	1,399,127	6.4%	62,533	2.8%	12.1
8	Equinix	21	959,049	4.4%	59,689	2.7%	9.3
9	Rackspace	14	614,247	2.8%	56,118	2.6%	8.1
10	Fortune 500 SaaS Provider	8	428,245	2.0%	39,237	1.8%	6.2
11	Comcast Corporation	25	182,647	0.8%	35,767	1.6%	6.0
12	JPMorgan Chase & Co.	16	268,443	1.2%	35,587	1.6%	2.3
13	DXC Technology Company (4)	11	229,644	1.1%	31,466	1.4%	3.5
14	CenturyLink, Inc.	84	426,810	2.0%	27,583	1.3%	6.0
15	China Telecommunications Corporation	9	153,156	0.7%	27,094	1.2%	4.4
16	Verizon	63	238,749	1.1%	26,267	1.2%	3.8
17	Morgan Stanley	12	173,502	0.8%	25,354	1.2%	3.5
18	Global Cloud Provider	14	330,084	1.5%	24,764	1.1%	1.6
19	Uber Technologies, Inc.	6	127,480	0.6%	24,753	1.1%	3.4
20	SunGard Availability Services LP	9	191,200	0.9%	23,845	1.1%	6.0
	Total / Weighted Average		11,542,649	53.2%	$1,169,018	53.2%	6.6

(1)
Occupied square footage is calculated based on leases that commenced on or before December 31, 2019. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2019, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

(4)
Represents leases with former Hewlett Packard Enterprises affiliates, which are our direct customers. DXC Technology Company was formed in 2Q 2017 from the merger of Computer Sciences Corporation (CSC) and the Enterprise Services business of Hewlett Packard Enterprise.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Portfolio Summary	Financial Supplement
As of December 31, 2019	Fourth Quarter 2019

	As of
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Number of Data Centers (1)
Domestic	119	119	132	131	131
International	53	51	52	49	49
Unconsolidated joint ventures (1)	41	41	36	35	34
Held-for-sale	12	12	—	—	—
Total	225	223	220	215	214

Number of Buildings (1)
Domestic	130	130	143	143	143
International	53	51	52	49	49
Unconsolidated joint ventures (1)	42	42	37	36	35
Held-for-sale	12	12	—	—	—
Total	237	235	232	228	227

Number of Metropolitan Areas
Domestic	16	16	17	18	18
International	13	11	12	12	12
Unconsolidated joint ventures	6	8	7	6	5
Held-for-sale	1	1	—	—	—
Total	36	36	36	36	35

Net Rentable Square Feet (2)
Domestic	20,876,658	20,787,369	22,653,655	22,740,673	22,395,820
International	3,972,750	3,945,496	4,085,691	3,862,715	3,812,235
Unconsolidated joint ventures	4,182,554	4,069,898	3,132,152	2,948,110	2,926,578
Held-for-sale	1,377,405	1,377,405	—	—	—
Total	30,409,367	30,180,168	29,871,498	29,551,498	29,134,633

Active Development (3)
Domestic	2,000,787	2,038,978	1,797,831	1,766,810	2,041,887
International	2,110,956	1,087,451	1,135,461	959,355	786,318
Unconsolidated joint ventures	359,340	466,321	363,530	501,110	522,643
Total	4,471,083	3,592,750	3,296,822	3,227,275	3,350,848

Space Held for Development (4)
Domestic	1,021,982	1,073,082	942,449	1,119,293	1,121,083
International	259,187	711,850	749,812	683,911	684,760
Unconsolidated joint ventures	477,320	482,995	313,543	292,666	250,955
Total	1,758,489	2,267,927	2,005,804	2,095,870	2,056,798

Portfolio occupancy (5)	86.8%	87.4%	87.8%	88.6%	89.0%
Digital Realty's share occupancy (6)	85.6%	86.3%	87.1%	88.0%	88.4%
Stabilized "same-capital" pool occupancy (7)	86.9%	88.0%	89.2%	90.3%	90.7%

(1)
Includes 19 data centers held in the Ascenty joint venture consisting of 15 in São Paulo, two in Rio De Janiero, one in Fortaleza and one in Chile; 16 data centers held in our managed portfolio of unconsolidated joint ventures consisting of seven in Northern Virginia, four in Silicon Valley, three in Dallas, one in New York, and one in Hong Kong; and 6 data centers held in our unconsolidated non–managed joint ventures consisting of two in Seattle, two in Tokyo, and two in Osaka.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(3)	Space under active development includes current Base Building and Data Centers projects in progress (see page 29).

(4)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 33).

(5)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio of buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,496,055	$2,836	$1,498,892	61.0%
Powered Base Building®	157,577	127	157,704	6.4%
Colocation	90,985	31,880	122,865	5.0%
Non-Technical	33,111	3	33,114	1.3%
Corporate Data Center Total	$1,777,728	$34,846	$1,812,573	73.7%

Internet Gateway Data Center
Turn-Key Flex®	$97,869	$921	$98,789	4.0%
Powered Base Building®	79,010	—	79,010	3.2%
Colocation	232,153	224,727	456,879	18.6%
Non-Technical	8,410	3	8,413	0.4%
Internet Gateway Data Center Total	$417,442	$225,651	$643,092	26.2%

Non-Data Center
Non-Technical	$1,240	—	$1,240	0.1%
Non-Data Center Total	$1,240	—	$1,240	0.1%

Total	$2,196,409	$260,497	$2,456,904	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2019, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Product Overview by Metropolitan Area (1)	Financial Supplement
Turn-Key Flex® & Colocation	Fourth Quarter 2019

Metropolitan Area	IT Load / MW Capacity (2)	Leased Square Feet	Net Rentable Square Feet (3)	Occupancy % 12/31/19 (4)	Occupancy % 9/30/19 (4)

Northern Virginia	419.5	4,070,368	4,534,888	89.8%	92.2%
Chicago	162.2	1,726,092	2,015,997	85.6%	86.5%
Silicon Valley	105.5	971,564	1,025,511	94.7%	94.6%
Dallas	88.2	1,119,265	1,286,149	87.0%	85.9%
New York	49.3	873,544	1,155,209	75.6%	75.7%
Phoenix	42.5	489,944	641,465	76.4%	81.5%
San Francisco	27.9	327,235	507,505	64.5%	72.0%
Boston	19.0	197,228	375,026	52.6%	52.5%
Los Angeles	13.8	174,345	274,597	63.5%	68.3%
Houston	12.6	142,716	163,109	87.5%	87.6%
Other Metropolitan Areas	35.4	471,462	541,422	87.1%	86.5%
Total North America	975.9	10,563,763	12,520,878	84.4%	85.9%

London, United Kingdom	96.4	1,014,306	1,172,430	86.5%	86.8%
Amsterdam, Netherlands	33.6	162,928	302,734	53.8%	63.7%
Frankfurt, Germany	17.9	181,795	216,782	83.9%	76.1%
Other Metropolitan Areas	11.1	160,144	222,829	71.9%	73.2%
Total Europe	159.1	1,519,173	1,914,775	79.3%	80.8%

Singapore	39.1	347,794	404,723	85.9%	98.4%
Other Metropolitan Areas	29.9	260,244	364,602	71.4%	76.4%
Total Asia/Pacific	69.0	608,038	769,325	79.0%	88.0%

Total	1,203.9	12,690,974	15,204,978	83.5%	85.4%

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load/MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-19	30-Sep-19	TKF & Colo IT Load (6)

North America

Northern Virginia	5,332,240	717,918	81,195	$520,222	90.4%	92.5%	404.4
Chicago	3,040,208	386,604	148,650	288,526	86.6%	87.2%	162.2
New York	2,048,955	34,010	137,018	205,297	82.1%	82.3%	48.6
Silicon Valley	2,251,021	65,594	—	199,952	95.3%	95.3%	105.5
Dallas	3,354,328	182,589	49,646	190,385	82.0%	81.4%	88.2
Phoenix	795,687	—	227,274	79,344	73.5%	67.4%	42.5
San Francisco	787,083	61,210	—	62,224	72.1%	77.0%	27.9
Atlanta	525,414	—	313,581	48,921	93.0%	93.1%	7.1
Los Angeles	818,479	—	—	42,932	86.1%	85.6%	13.8
Toronto, Canada	232,980	583,029	—	22,960	92.8%	92.8%	16.8
Boston	467,519	—	50,649	22,347	55.2%	55.0%	19.0
Houston	392,816	—	13,969	19,691	81.8%	81.8%	12.6
Austin	85,688	—	—	8,869	65.0%	65.2%	4.3
Miami	226,314	—	—	7,805	89.3%	88.9%	1.3
Portland	48,574	552,862	—	6,606	91.4%	84.9%	4.5
Minneapolis/St. Paul	328,765	—	—	5,798	100.0%	100.0%	—
Charlotte	95,499	—	—	4,696	88.0%	88.0%	1.5
North America Total/Weighted Average	20,831,570	2,583,816	1,021,982	$1,736,575	85.9%	86.2%	960.2

EUROPE

London, United Kingdom	1,456,352	136,921	99,175	$210,569	87.5%	87.7%	96.4
Amsterdam, Netherlands	599,591	48,490	95,262	42,160	65.9%	82.6%	33.6
Frankfurt, Germany	222,261	185,814	—	24,231	82.6%	75.9%	17.9
Dublin, Ireland	265,430	26,646	64,750	22,021	75.1%	60.9%	11.1
Paris, France	185,994	96,402	—	7,086	100.0%	100.0%	—
Manchester, England	38,016	—	—	1,815	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,783	100.0%	100.0%	—
Europe Total/Weighted Average	2,826,834	494,273	259,187	$309,665	82.6%	84.0%	159.0

ASIA PACIFIC

Singapore	540,638	344,826	—	$79,196	85.0%	94.9%	39.1
Sydney	225,728	88,629	—	19,848	67.4%	80.5%	14.9
Melbourne	146,570	—	—	18,489	85.8%	79.3%	9.6
Tokyo	—	406,664	—	—	N/A	N/A	—
Osaka	—	193,535	—	—	N/A	N/A	—
Asia Pacific Total/Weighted Average	912,936	1,033,654	—	$117,533	80.8%	88.8%	63.6

Non-Data Center Properties	278,068	—	—	$1,240	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	24,849,408	4,111,743	1,281,169	$2,165,013	85.5%	86.2%	1,182.8

Held For Sale	1,377,405	—	—	$35,979	100.0%	100.0%	—

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	1,250,419	—	—	$91,232	100.0%	100.0%	75.2
Hong Kong	182,488	—	3,812	17,422	76.3%	75.7%	11.0
Silicon Valley	326,305	—	—	13,318	100.0%	100.0%	—
Dallas	319,876	—	—	5,419	82.4%	82.4%	—
New York	108,336	—	—	3,460	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	2,187,424	—	3,812	$130,851	95.5%	95.4%	89.6

Managed Portfolio Total/Weighted Average	27,036,832	4,111,743	1,284,981	$2,295,864	86.3%	86.9%	1,272.4

Digital Realty Share Total/Weighted Average (7)	25,341,641	4,111,743	1,283,075	$2,196,409	85.6%	86.3%	1,203.9

NON-MANAGED JOINT VENTURES (8)

São Paulo	739,373	219,118	394,988	$111,231	97.2%	96.7%	57.8
Seattle	451,369	—	—	61,267	97.3%	98.0%	28.5
Tokyo	430,277	—	—	36,321	93.8%	93.8%	15.5
Osaka	207,464	93,748	30,874	28,199	68.6%	65.5%	21.6
Fortaleza	94,205	—	—	10,062	100.0%	100.0%	6.0
Rio De Janeiro	72,442	—	26,781	9,621	100.0%	100.0%	6.0
Chile	—	46,474	20,865	—	N/A	N/A	—
Non-Managed Portfolio Total/Weighted Average	1,995,130	359,340	473,508	$256,701	93.7%	93.9%	135.4

Portfolio Total/Weighted Average	29,031,962	4,471,083	1,758,489	$2,552,565	86.8%	87.4%	1,407.8

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 29).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 33).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2019, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
TKF & Colo IT Load represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(8)	During the first quarter of 2019, Digital Realty and Brookfield Infrastructure, an affiliate of Brookfield Asset Management, formed a joint venture entity which owns Ascenty.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	382,892	$129,442	$1,238	$130,680	1	3,712	500	$6,650	$3,433	$10,083	—	1Q20			2	386,604	$136,092	$4,671	$140,763
Dallas	1	81,935	8,420	—	8,420	2	100,654	6,967	36,567	18,563	55,130	43.1%	2Q20			2	182,589	44,988	18,563	63,550
New York	—	—	—	—	—	2	34,010	2,400	23,111	11,742	34,853	50.0%	2Q20			2	34,010	23,111	11,742	34,853
Northern Virginia	2	545,860	87,186	8,156	95,342	2	172,058	18,000	46,382	79,487	125,869	33.3%	2Q20			3	717,918	133,568	87,643	221,211
Portland	1	420,116	58,764	51,767	110,530	1	132,746	12,000	37,306	87,133	124,439	100.0%	2Q20			1	552,862	96,070	138,899	234,969
San Francisco	—	—	—	—	—	1	61,210	6,000	24,705	54,120	78,825	100.0%	2Q20			1	61,210	24,705	54,120	78,825
Silicon Valley (5)	1	65,594	8,994	31,070	40,063	—	—	—	—	—	—	—	—			1	65,594	8,994	31,070	40,063
Toronto	1	496,048	85,846	11,000	96,846	1	86,981	9,000	46,084	63,715	109,799	16.7%	4Q20			1	583,029	131,929	74,715	206,644
North America	7	1,992,445	$378,651	$103,230	$481,881	10	591,371	54,867	$220,805	$318,193	$538,998	54.1%		7.6%	7.8%	13	2,583,816	$599,456	$421,422	$1,020,879

Amsterdam, Netherlands	—	—	—	—	—	1	48,490	2,400	$18,332	$37,733	$56,066	—	4Q20			1	48,490	$18,332	$37,733	$56,066
Dublin, Ireland	—	—	—	—	—	1	26,646	2,000	18,146	592	18,737	12.5%	1Q20			1	26,646	18,146	592	18,737
Frankfurt, Germany	—	—	—	—	—	2	185,814	14,000	61,305	85,100	146,405	78.6%	3Q20			2	185,814	61,305	85,100	146,405
London, United Kingdom	1	64,274	$18,252	$407	$18,658	2	72,647	7,434	82,358	5,173	87,532	—	1Q20			2	136,921	100,610	5,580	106,190
Paris, France	1	48,201	4,957	22,080	27,036	1	48,201	6,000	5,034	56,701	61,735	—	1Q21			1	96,402	9,991	78,781	88,772
Europe	2	112,475	$23,208	$22,486	$45,695	7	381,799	31,834	$185,175	$185,300	$370,475	35.3%		9.3%	9.6%	7	494,273	$208,384	$207,786	$416,170

Osaka, Japan	1	128,962	$4,497	$58,333	$62,829	1	64,573	7,000	$2,248	$111,875	$114,123	—	2Q21			1	193,535	6,745	170,208	176,952
Singapore	1	206,896	28,352	45,005	73,357	1	137,930	13,500	33,623	88,240	121,863	—	3Q20			1	344,826	61,974	133,245	195,220
Sydney, Australia	1	88,629	36,711	5,201	41,911	—	—	—	—	—	—	—	—			1	88,629	36,711	5,201	41,911
Tokyo	1	406,664	14,070	169,828	183,898	—	—	—	—	—	—	—	—			1	406,664	14,070	169,828	183,898
Asia Pacific	4	831,151	83,629	278,366	361,995	2	202,503	20,500	$35,871	$200,115	$235,986	—		10.3%	9.7%	4	1,033,654	$119,500	$478,481	$597,981

Total	13	2,936,071	$485,489	$404,082	$889,571	19	1,175,673	107,201	$441,852	$703,607	$1,145,459	38.0%		8.7%	8.8%	24	4,111,743	$927,340	$1,107,689	$2,035,030

(1)	Represents costs incurred through December 31, 2019.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(5)	100% pre-leased as Power Based Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Boston	1	6,413	217	$3,399	—
Chicago	2	176,231	17,394	162,686	—
Dallas	1	24,778	2,000	17,095	—
Northern Virginia	3	116,362	13,200	94,270	9.1%
North America	7	323,784	32,811	$277,450	3.7%	10.4%	10.3%

Amsterdam, Netherlands	2	104,552	12,000	$111,081	—
Dublin, Ireland	1	12,413	1,700	15,099	76.5%
London, United Kingdom	2	19,802	2,092	18,444	13.1%
Europe	5	136,767	15,792	$144,624	10.0%	9.2%	8.7%

Melbourne, Australia	1	21,241	900	$7,722	—
Sydney, Australia	1	40,606	4,200	35,351	25.0%
Asia Pacific	2	61,847	5,100	$43,072	20.6%	12.9%	12.2%

Subtotal Consolidated Portfolio	14	522,398	53,703	$465,147	7.1%	10.3%	9.9%

Hong Kong	1	26,624	2,530	$24,825	—
Subtotal Unconsolidated JV (4)	1	26,624	2,530	$24,825	—	8.3%	7.9%

Grand Total	15	549,022	56,233	$489,972	6.8%	10.2%	9.9%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of December 31, 2019.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2019

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	213.7	$147,597		$147,597
Development Construction in Progress
Land - Current Development (1)	N/A	730.1	$517,900	—	$517,900
Space Held for Development (1)	1,281,169	N/A	241,563	—	241,563	$189
Base Building Construction (2)	2,936,071	N/A	485,489	$404,082	889,571	303
Data Center Construction	1,175,673	N/A	441,852	703,607	1,145,459	974
Equipment Pool & Other Inventory (3)	N/A	N/A	27,283	—	27,283
Campus, Tenant Improvements & Other (4)	N/A	N/A	18,468	22,968	41,436
Total Development Construction in Progress	5,392,913	730.1	$1,732,555	$1,130,657	$2,863,212

Enhancement & Other			$1,634	$1,666	$3,300
Recurring			10,142	7,823	17,965
Total Construction in Progress		943.8	$1,891,928	$1,140,146	$3,032,074

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of December 31, 2019 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.

(6)	Represents costs incurred through December 31, 2019. Excludes costs incurred by unconsolidated joint ventures.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

	Three Months Ended					Twelve Months Ended
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	31-Dec-19	31-Dec-18

Non-Recurring Capital Expenditures (1)
Development	$233,848	$274,752	$329,601	$328,017	$343,887	$1,166,218	$1,115,149
Enhancements and Other Non-Recurring	790	195	1,185	1,079	3,655	3,249	14,240
Total Non-Recurring Capital Expenditures	$234,638	$274,947	$330,786	$329,096	$347,542	$1,169,467	$1,129,389

Recurring Capital Expenditures (2)	$54,731	$48,408	$39,515	$38,059	$47,951	$180,713	$132,226

Total Direct Capital Expenditures	$289,369	$323,355	$370,301	$367,155	$395,493	$1,350,180	$1,261,615

Indirect Capital Expenditures
Capitalized Interest	$9,877	$9,936	$9,493	$10,897	$9,462	$40,203	$34,736
Capitalized Overhead	11,884	11,910	11,511	11,214	19,022	46,519	73,698
Total Indirect Capital Expenditures	$21,761	$21,846	$21,004	$22,111	$28,484	$86,722	$108,434

Total Improvements to and Advances for Investment in Real Estate	$311,130	$345,201	$391,305	$389,266	$423,977	$1,436,902	$1,370,049

Consolidated Portfolio Net Rentable Square Feet (3)	25,341,641	25,504,614	27,088,816	26,952,858	26,557,525	25,341,641	26,557,525

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

	Land Inventory (1)				Space Held for Development

Metropolitan Area	# of Locations	Acres	Land - Held for Development	Land - Current Development	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	148,650	52,194
Dallas	3	116.3	32,483	—	3	49,646	3,983
Houston	—	—	—	—	1	13,969	2,726
New York	1	34.2	42,252	—	6	137,018	42,223
Northern Virginia	8	671.7	24,380	$380,880	4	81,195	2,128
Phoenix	2	56.5	—	15,419	1	227,274	18,030
Portland	1	23.4	—	25,416	—	—	—
Silicon Valley	1	13.0	—	59,229	—	—	—
North America	17	916.5	$124,362	$480,944	23	1,021,982	$170,528

Amsterdam, Netherlands	—	—	—	—	2	95,262	$35,362
Dublin, Ireland	2	5.0	$6,207	—	1	64,750	4,500
London, United Kingdom	1	6.7	17,028	—	3	99,175	31,173
Europe	3	11.7	$23,236	—	6	259,187	$71,035

Melbourne, Australia	1	4.1	—	$2,182	—	—	—
Osaka, Japan	1	7.5	—	6,029	—	—	—
Sydney, Australia	1	3.5	—	9,155	—	—	—
South Korea	1	0.5	—	19,590	—	—	—
Asia Pacific	4	15.6	—	$36,956	—	—	—

Consolidated Portfolio	24	943.8	$147,597	$517,900	29	1,281,169	$241,563

Hong Kong	—	—	—	—	1	3,812	—
Managed Unconsolidated JV (3)	—	—	—	—	1	3,812	—

Grand Total	24	943.8	$147,597	$517,900	30	1,284,981	$241,563

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through December 31, 2019. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

(3)	Square footage and investment figures shown in the table above represent the gross amounts at the joint venture levels. For Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

Closed Acquisitions:
Property	Acquisition Type	Metropolitan Area	Date Acquired	Purchase Price (1)	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)

Total	—	—	—	—	—	—	—	—	—

Closed Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

Joint Ventures:
Property	Metropolitan Area	Date	Contribution Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
Mapletree Joint Venture (5)	Northern Virginia	11/4/2019	$810,560	6.0%	703,847	—	—	100.0%
Total	—	—	$810,560	6.0%	703,847	—	—	100.0%

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.

(2)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)	Occupancy excludes space under development and space held for development.

(5)
An entity jointly owned by Mapletree Investments and Mapletree Industrial Trust purchased an 80% interest, and Digital Realty retained a 20% interest, in a joint venture on three fully stabilized hyperscale facilities located in Ashburn, Virginia. Mapletree Investments and Mapletree Industrial Trust acquired their 80% stake for approximately $811 million, valuing these three assets at approximately $1.0 billion.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Fourth Quarter 2019

	As of December 31, 2019
Summary Balance Sheet - at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$587,956	$192,339	$182,967	$573,531	$772,285	$426,745	$126,765	$27,136	$2,889,724
Accumulated depreciation & amortization	(39,842)	(117,673)	(34,026)	(18,704)	(6,842)	(60,752)	(16,963)	(6,397)	(301,199)
Net Book Value of Operating Real Estate	$548,114	$74,666	$148,941	$554,827	$765,443	$365,993	$109,802	$20,739	$2,588,525
Other assets	1,630,549	27,142	38,300	198,914	277,217	55,643	17,640	3,989	2,249,394
Total Assets	$2,178,663	$101,808	$187,241	$753,741	$1,042,660	$421,636	$127,442	$24,728	$4,837,919

Debt	629,500	182,583	—	231,046	—	210,915	101,902	4,438	1,360,384
Other liabilities	135,103	6,475	9,948	72,084	23,795	70,429	2,461	260	320,555
Equity / (deficit)	1,414,060	(87,250)	177,293	450,611	1,018,865	140,292	23,079	20,030	3,156,980
Total Liabilities and Equity	$2,178,663	$101,808	$187,241	$753,741	$1,042,660	$421,636	$127,442	$24,728	$4,837,919

Digital Realty's ownership percentage	49.0% (3)	50.0%	50.0%	50.0%	20.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$321,045	$91,292	—	$115,523	—	$42,183	$20,380	$754	$591,177

	Three Months Ended December 31, 2019
Summary Statement of Operations - at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Total revenues	$41,629	$17,168	$6,042	$24,626	$17,852	$11,258	$5,109	$2,706	$126,390
Operating expenses	(15,235)	(5,420)	(2,390)	(11,247)	(6,774)	(3,008)	(2,154)	(1,578)	(47,806)
Net Operating Income (NOI)	$26,394	$11,748	$3,652	$13,379	$11,078	$8,250	$2,955	$1,128	$78,584

Straight-line rental revenue	—	$166	($493)	($200)	($842)	($150)	$233	—	($1,286)
Above- and below-market rent	—	—	—	—	143	(822)	924	—	245
Cash Net Operating Income (NOI)	$26,394	$11,914	$3,159	$13,179	$10,379	$7,278	$4,112	$1,128	$77,543

Interest expense	($17,403)	($1,719)	—	($911)	—	($2,514)	($1,126)	($526)	($24,199)
Depreciation & amortization	(25,934)	(1,491)	($2,083)	(4,784)	($12,106)	(3,077)	(2,352)	(567)	(52,394)
Other income / (expense)	(811)	180	(245)	(3,183)	(844)	(44)	(186)	(72)	(5,205)
FX remeasurement	21,269	—	—	—	—	—	—	—	21,269
Total Non-Operating Expenses	($22,879)	($3,030)	($2,328)	($8,878)	($12,950)	($5,635)	($3,664)	($1,165)	($60,529)

Net Income / (Loss)	$3,515	$8,718	$1,324	$4,501	($1,872)	$2,615	($709)	($37)	$18,055

Digital Realty's ownership percentage	49.0% (3)	50.0%	50.0%	50.0%	20.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$13,461	$5,874	$1,826	$6,690	$2,216	$1,650	$591	$192	$32,500

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$13,461	$5,957	$1,580	$6,590	$2,076	$1,456	$822	$192	$32,134

Digital Realty's income (loss) from unconsolidated JVs	$2,389	$4,845	$661	$2,250	($366)	$885	$514	($6)	$11,172

Digital Realty's Pro Rata Share of CFFO (4)	$4,768	$5,591	$1,703	$4,642	$2,055	$1,500	$984	$90	$21,333

Digital Realty's Fee Income from JV	—	—	$414	$1,149	—	$595	$476	—	$2,634

(1)	Formerly known as 2001 Sixth Avenue and 2020 Fifth Avenue and represents the aggregation of the two properties.

(2)	Formerly known as 33 Chun Choi Street.

(3)	Equity in income pick-up comprised of 49% DLR percentage interest and 2% owned by management, with a corresponding offset for the 2% in minority interest.

(4)	For a definition of CFFO, see page 36.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2019

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18

Net Income Available to Common Stockholders	$315,577	$49,827	$31,738	$95,869	$31,230
Interest	80,880	84,574	86,051	101,552	84,883
Loss from early extinguishment of debt	—	5,366	20,905	12,886	1,568
Tax (benefit) expense	(1,731)	4,826	4,634	4,266	(5,843)
Depreciation & amortization	275,008	286,718	290,562	311,486	299,362
EBITDA	$669,734	$431,311	$433,890	$526,059	$411,200
Unconsolidated JV real estate related depreciation & amortization	21,631	13,612	13,623	3,851	3,615
Severance, equity acceleration, and legal expenses	1,130	123	665	1,483	602
Transaction and integration expenses	17,106	4,115	4,210	2,494	25,917
(Gain) on sale / deconsolidation	(267,651)	—	—	(67,497)	(7)
Impairment of investments in real estate	—	—	—	5,351	—
Other non-core adjustments, net	(13,886)	6,436	(13,476)	(13,806)	1,471
Non-controlling interests	13,042	1,077	1,156	4,185	1,038
Preferred stock dividends, including undeclared dividends	20,707	16,670	16,670	20,943	20,329
Issuance costs associated with redeemed preferred stock	—	—	11,760	—	—
Adjusted EBITDA	$461,813	$473,344	$468,498	$483,063	$464,165

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18

Total GAAP interest expense	$80,880	$84,574	$86,051	$101,552	$84,883
Capitalized interest	9,877	9,936	9,493	10,897	9,462
Change in accrued interest and other non-cash amounts	(30,564)	8,490	(20,656)	2,521	(43,892)
Cash Interest Expense (2)	$60,193	$103,000	$74,888	$114,970	$50,453

Scheduled debt principal payments	210	163	159	153	153
Preferred dividends	20,707	16,670	16,670	20,943	20,329
Total Fixed Charges (3)	$111,674	$111,343	$112,373	$133,545	$114,827

Coverage
Interest coverage ratio (4)	5.1x	5.0x	4.9x	4.3x	4.9x
Cash interest coverage ratio (5)	7.7x	4.6x	6.3x	4.2x	9.2x
Fixed charge coverage ratio (6)	4.1x	4.3x	4.2x	3.6x	4.0x
Cash fixed charge coverage ratio (7)	5.7x	4.0x	5.1x	3.6x	6.5x

Leverage
Debt to total enterprise value (8) (9)	26.9%	27.1%	28.8%	27.3%	31.3%
Debt plus preferred stock to total enterprise value (9)(10)	30.8%	29.9%	31.8%	31.2%	34.8%
Pre-tax income to interest expense (11)	5.3x	1.8x	1.7x	2.2x	1.6x
Net Debt to Adjusted EBITDA (12)	5.7x	6.1x	6.1x	5.5x	6.2x

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2019

Definitions

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, (vii) gain on contribution to unconsolidated joint venture, net of related tax, and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2019

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended December 31, 2019, GAAP interest expense was $81 million, capitalized interest was $10 million and scheduled debt principal payments and preferred dividends was $21 million.

	Three Months Ended			Twelve Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	31-Dec-19	30-Sep-19	31-Dec-18	31-Dec-19	31-Dec-18

Operating income	$138,933	$164,767	$122,847	$594,215	$549,787

Fee income	(4,814)	(3,994)	(2,896)	(11,654)	(7,841)
Other income	(181)	—	(21)	(1,231)	(1,924)
Depreciation and amortization	275,008	286,718	299,362	1,163,774	1,186,896
General and administrative	53,540	49,862	38,801	207,696	160,364
Severance, equity acceleration, and legal expenses	1,130	123	602	3,401	3,303
Transaction expenses	17,106	4,115	25,917	27,925	45,327
Impairment in investments in real estate	—	—	—	5,351	—
Other expenses	1,989	92	1,096	14,118	2,818

Net Operating Income	$482,711	$501,683	$485,708	$2,003,595	$1,938,730

Cash Net Operating Income (Cash NOI)

Net Operating Income	$482,711	$501,683	$485,708	$2,003,595	$1,938,730

Straight-line rental revenue	(8,495)	(12,764)	(11,157)	(50,273)	(40,422)
Straight-line rental expense	(306)	(193)	2,108	1,075	9,878
Above- and below-market rent amortization	4,109	2,824	6,521	17,097	26,533

Cash Net Operating Income	$478,019	$491,550	$483,180	$1,971,494	$1,934,719

Forward-Looking Statements	Financial Supplement
Fourth Quarter 2019

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our expected investment and expansion activity, our joint ventures, the expected benefits and timing of PlatformDIGITALTM, the Mapletree transactions, the InterXion combination, our capital markets activity and the use of proceeds from any such activity, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO and net income, and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2020 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;

•	the competitive environment in which we operate;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;

•	breaches of our obligations or restrictions under our contracts with our customers;

•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;

•	the impact of current global and local economic, credit and market conditions;

•	our inability to retain data center space that we lease or sublease from third parties;

•	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;

•	our inability to achieve expected revenue synergies or cost savings as a result of our combination with InterXion;

•
each of our and InterXion’s ability to consummate the transactions contemplated by the purchase agreement, the timing of the closing of those transactions and unexpected costs or unexpected liabilities that may arise from the transactions, whether or not consummated;

•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;

•	financial market fluctuations and changes in foreign currency exchange rates;

•
adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;

•	losses in excess of our insurance coverage;

•	environmental liabilities and risks related to natural disasters;

•	our inability to comply with rules and regulations applicable to our company;

•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;

•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;

•	restrictions on our ability to engage in certain business activities; and

•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates;

•	our ability to attract and retain qualified personnel and to attract and retain customers; and

•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.
The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2018, quarterly report on Form 10-Q for the quarter ended September 30, 2019 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.